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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-65288, No. 33-65320 and No. 333-4372 of Security First Corp. on Forms S-8 of our report dated April 22, 1998 incorporated by reference in the Annual Report on Form 10-K of Security First Corp. for the year ended March 31, 1998.

/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Cleveland, Ohio
June 19, 1998


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                                                                    EXHIBIT 23.1




                        Consent of Deloitte & Touche LLP




We consent to the use in this Registration Statement of FirstMerit Corporation on Form S-4 of our report dated April 22, 1998, incorporated by reference in the Annual Report on Form 10-K of Security First Corp. for the year ended March 31, 1998, and to the use of our report dated April 22, 1998 appearing in the Prospectus and Proxy Statement, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus and Proxy Statement.




/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio
June 19, 1998